I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“AMHN ACQUISITION CORP.”, A DELAWARE CORPORATION, WITH AND INTO “AMERICA’S MINORITY HEALTH NETWORK, INC.” UNDER THE NAME OF “AMERICA’S MINORITY HEALTH NETWORK, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF JULY, A.D. 2009, AT 1:33 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 01:33 PM 07/27/2009 FILED 01:33 PM 07/27/2009 SRV 090728558 – 4672613 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation, America’s Minority Health Network, Inc., executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is America’s Minority Health Network, Inc., and the name of the corporation being merged into this surviving corporation is AMHN Acquisition Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is America’s Minority Health Network, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on July 27, 2009.

SIXTH: The Agreement of Merger is on file at 345 North Maple Drive, Suite 208, Beverly Hills, California 90210, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF said surviving corporation has caused this certificate to be signed by an authorized officer, the 27th day of July 2009.

America’s Minority Health Network, Inc.

By:	/s/ Robin Tjon
Authorized Officer

Name:	Robin Tjon
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Title:	Secretary